EXHIBIT 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

On November 28, 2001, we acquired Discount Auto Parts, Inc. Upon consummation of the acquisition, Discount became a wholly owned subsidiary of Advance Auto Parts, Inc. We filed a registration statement with respect to the shares of our common stock issued in the Discount acquisition. As a result, we became a publicly traded company on November 29, 2001.

Unless the context otherwise requires, “Advance,” “we,” “us,” “our” and similar terms refer to Advance Auto Parts, Inc., its predecessor, its subsidiaries and their respective operations.

The following pro forma consolidated financial data has been prepared by our management by applying pro forma adjustments to the historical consolidated financial statements of us and Discount and the related notes thereto after giving effect to the Discount acquisition and related financing transactions, our contemplated underwritten public offering and the application of approximately $89.1 million in net proceeds that we expect to receive from that offering to repay outstanding indebtedness. The pro forma adjustments, which are based upon available information and upon certain assumptions that our management believes are reasonable, are described in the accompanying notes. The unaudited  pro forma consolidated statement of operations combines our consolidated statement of operations for the year ended December 29, 2001 (comprising fifty-two weeks and including Discount’s four-week results from December 2, 2001) with the Discount unaudited consolidated income statement for the eleven-month period ended November 27, 2001 (comprising forty-seven weeks), to reflect the Discount acquisition and related financing transactions, our contemplated underwritten public offering and the application of the net proceeds to be received by us to repay outstanding indebtedness as if such transactions had been consummated and were effective as of December 31, 2000. Our year ends on the Saturday closest to December 31 of each year, while Discount’s year ends on the Tuesday closest to May 31 of each year. Accordingly, for purposes of the pro forma consolidated statements of operations, comparable annual period results for the respective companies have been combined in order to provide comparable results for the periods presented.

The financial effects to us of the Discount acquisition as presented in the pro forma consolidated financial data are not necessarily indicative of our consolidated financial position or results of operations which would have been obtained had the Discount acquisition actually occurred on the date described above, nor are they necessarily indicative of the results of future operations. The pro forma consolidated financial data should be read in conjunction with the notes hereto, which are an integral part hereof, the consolidated historical financial statements of us and the notes thereto.

We expect to achieve ongoing purchasing, distribution and administrative savings as a result of the acquisition. During 2002, we expect these savings to result in approximately $30 million of incremental EBITDA, excluding certain one-time integration expenses. We expect these one-time integration expenses to total approximately $53 million from the close of the acquisition through the end of 2003, approximately $41 million of which we expect to incur in 2002. Neither the incremental EBITDA nor the one-time integration expenses have been reflected in the Unaudited Pro Forma Consolidated Financial Data.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)

	Fiscal Year Ended December 29, 2001
	Advance Historical	Discount Historical	Acquisition Adjustments		Pro Forma for Discount Acquisition	Offering Adjustments		Total Pro Forma
Net sales	$2,517,639	$627,054	$—		$3,144,693	$—		$3,144,693
Cost of sales	1,450,712	379,974	—		1,830,686	—		1,830,686

Gross profit	1,066,927	247,080	—		1,314,007	—		1,314,007
Selling, general and administrative expenses	977,814	207,522	(1,873	)(1)	1,183,463	—		1,183,463

Operating income	89,113	39,558	1,873		130,544	—		130,544
Interest expense	(61,895)	(14,059)	(21,895	)(2)	(97,849)	6,233	(3)	(91,616)
Other expenses, net	1,283	7,032	—		8,315	—		8,315

Income before provision for taxes	28,501	32,531	(20,022)		41,010	6,233		47,243
Provision for income taxes	(11,312)	(11,694)	8,009	(4)	(14,997)	(2,493	)(4)	(17,490)

Income from continuing operations(5)	$17,189	$20,837	$(12,013)		$26,013	$3,740		$29,753

Earnings per share from continuing operations:
Basic	$0.60	$1.25			$0.80			0.85
Diluted(6)	$0.59	$1.24			$0.78			$0.84

Weighted average common shares outstanding:
Basic	28,637	16,705			32,611			34,861
Diluted	29,158	16,808			33,159			35,409

See notes to Unaudited Pro Forma Consolidated Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

December 29, 2001
(1) Reflects the following:

Reduction in depreciation and amortization as a result of pro forma purchase price allocation based on average useful lives of 12 years and 3 years, respectively (a)	$(1,488)
Less: Amortization of debt issuance costs and goodwill included in selling, general and administrative expenses in historical statement of operations of Discount	(607)
Elimination of amortization of deferred gain on sale leaseback	222

Net decrease in selling, general and administrative expenses	$(1,873)

(2) Gives effect to the increase in estimated interest expense from the use of borrowings to finance the Discount acquisition(b):

Commitment fees on unused borrowings related to the revolving credit facility	$(655)
Interest related to the tranche A term loan facility	(9,138)
Interest related to the tranche B term loan facility	(19,708)
Interest related to the new senior subordinated notes	(18,923)
Amortization of original issuance discount related to the senior subordinated notes amortized over 6 years	(1,423)
Amortization of debt issuance costs related to the senior credit facility and the new senior subordinated notes amortized over 6 years	(3,438)
Less: Interest expense and amortization of debt issuance costs in historical statement of operations related to debt extinguished in connection with the Discount acquisition	31,390

Net increase in interest expense	$(21,895)

(3) Gives effect to the net decrease in interest expense as a result of applying the proceeds from our underwritten public offering as follows:

Reduced interest related to the tranche A term loan facility	$1,818

Reduced interest related to the tranche B term loan facility	3,921

To write-off the amortization of debt issuance costs included in the acquisition adjustments above (c)	494

Net decrease in interest expense	$6,233

(a)
The valuations of the fair values of Discount’s tangible and intangible assets are reflected in our historical balance sheet at December 29, 2001. Accordingly, this adjustment reflects the pro forma effect on depreciation and amortization for 2001.

(b)
Reflects pro forma interest expenses calculated assuming (i) a LIBOR rate of 2.0% plus a spread of 3.5% for the tranche A term loan and a LIBOR rate of 3.0% (the established floor) plus a spread of 4.0% for the tranche B term loan portions of our senior credit facility, respectively, (ii) a yield to maturity of 11.875% on the senior subordinated notes, which includes a cash interest component based on a coupon rate of 10.25%, and (iii) commitment fees on unused borrowings on our senior credit facility using a rate of 0.5% per annum. The interest rates on the senior credit facility are variable. A change in the rates of 1/8 of 1% on these borrowings would change the pro forma interest expense for the year ended December 29, 2001 by $488. The adjustments for the year ended December 29, 2001, excluding the historical interest expense and amortization of debt issuance costs, represent pro forma amounts through the date of the acquisition.

(c)
The write-off of deferred debt issuance cost capitalized at the Discount acquisition will be recognized as an extraordinary item resulting from the early extinguishment of debt below income from continuing operations.

(4)	Estimated tax effects of the pro forma adjustments at a statutory rate of approximately 40%.

(5)	Income (loss) from continuing operations represents income (loss) before extraordinary item and the cumulative effect of a change in accounting principle.

(6)
Diluted earnings per share from continuing operations includes certain non-recurring charges of $20.9 million after-tax, or $0.59 per diluted share. These charges consist of $0.7 million in conversion expenses associated with the Discount acquisition, $2.2 million in lease termination expenses, $5.2 million in stock option compensation charges, $6.3 million in supply chain initiatives and a $6.5 million reduction in book value of property currently held for sale.

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